CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Oppenheimer Small- & Mid-Cap Growth Fund:

We consent to the use of our report dated December 16, 2011, with respect to the financial statements and financial highlights of Oppenheimer Small- & Mid-Cap Growth Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

                                                                     /s/KPMG LLP
                                                                     KPMG LLP

Denver, Colorado
February 24, 2012